UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 27, 2017

CATALYST PHARMACEUTICALS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-33057	76-0837053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

355 Alhambra Circle Suite 1250 Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 420-3200

Not Applicable

Former Name or Former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On November 27, 2017, the Company issued a press release announcing the positive top-line results from its second pivotal Phase 3 clinical trial (designated LMS-003) evaluating Firdapse® (amifampridine phosphate) for the symptomatic treatment of Lambert-Eaton Myasthenic Syndrome.

This trial had two prospectively defined co-primary endpoints. The first of these, quantitative myasthenia gravis score (QMG), achieved a statistically significant p-value of 0.0004, and the second, subject global impression (SGI), achieved a statistically significant p-value of 0.0003. More importantly, a clinically significant difference of 6.4 points was observed between the Firdapse and placebo groups for the QMG endpoint. Firdapse was well tolerated and showed a similar safety profile to that seen in earlier studies. All p-values reported are based on the entire intent to treat (ITT) population of patients that enrolled in this trial.

The prospectively defined secondary endpoint for the physician’s clinical global impression of improvement (CGI-I) achieved statistical significance (p-value 0.0020). Further, the exploratory endpoints had the following results: (i) the triple timed up and go (3TUG) endpoint achieved statistical significance (p-value 0.0112), (ii) the evaluation of the QMG-Limb domains endpoint achieved statistical significance (p-value 0.0010), and (iii) the most bothersome symptom (MBS) endpoint was not statistically significant, but showed a positive trend (p-value 0.0572).

The Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued by the Company on November 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceuticals, Inc.

By:	/s/ Alicia Grande
Alicia Grande
Vice President, Treasurer and CFO

Dated: November 27, 2017

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